Francine Giani
Executive Director
Department of Commerce

Gary Herbert
Governor
State of Utah

Kathy Berg
Director
Division of Corporations
& Commercial Code

STATE OF UTAH
DEPARTMENT OF COMMERCE
DIVISION OF CORPORATIONS & COMMERCIAL CODE
CERTIFICATE OF REGISTRATION

DERRAL EVES
CHOSEN, LLC, THE
4 S 2600 W STE 5
HURRICANE UT 84737

Access Code
Code: 5833773

State of Utah
Department of Commerce
Division of Corporations & Commercial Code

CERTIFICATE OF REGISTRATION

LLC - Domestic

This certifies that **CHOSEN, LLC, THE** has been filed and approved on **October 24, 2017** and has been issued the registration number **10573806-0160** in the office of the Division and hereby issues this Certification thereof.

Kathy Berg

KATHY BERG
Division Director

*The Access Code is used for Online Applications used by this Division only.

Date: 10/24/2017
Receipt Number: 7100974
Amount Paid: $886.30

State of Utah
Department of Commerce
Division of Corporations & Commercial Code
Certificate of Organization (Limited Liability Company)

This form cannot be hand written.

RECEIVED
OCT 24 2017
Utah Div. of Corp. & Comm. Code

EXPEDITE

Important: Read instructions before completing form

Non-Refundable Processing Fee: $70.00

1. Name of Limited Liability Company: The Chosen, LLC

2. Principal office address: (Street Address Required; PO Box can be listed after Street Address)
4 S 2600 W, Suite 5, (Address) Hurricane, (City) UT (State) 84737 (Zip)

3. The name of the Registered Agent (Individual or Business Entity or Commercial Registered Agent):
Derral Eves

The address must be listed if you have a non-commercial registered agent. See instructions for further details.

Address of the Registered Agent: 4 S 2600 W, Suite 5
Utah Street Address Required, PO Boxes can be listed after the Street Address
City: Hurricane State UT Zip: 84737

4. Signature of Organizer
Signature: [signature]

5. Name and Address of Members and/or Managers (optional):

	Name / Address	City	Position / State	Zip
1.	Derral Eves		Manager	
	4 S 2600 W, Suite 5	Hurricane,	UT	84737
2.	Dallas Jenkins		Member	
	4 S 2600 W, Suite 5	Hurricane,	UT	84737

6. Duration (optional):
✓ The duration of the company shall be perpetual
The duration of the company shall be ______________

7. Purpose (optional):

Under GRAMA (63-2-201), all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Optional Inclusion of Ownership Information: This information is not required.
Is this a female owned business? ○ Yes ◉ No
Is this a minority owned business? ○ Yes ◉ No If yes, please specify: Select/Type the race of the owner here

OCT 24 '17 PM3:17

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed and approved on this 24 day of Oct 2017
In this office of this Division and hereby issued This Certificate thereof.

Examiner [signature] Date 10/25/17

Kathy Berg
Division Director

03/16

10573806

COPY